 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277365
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 26, 2024)
AMERICAN STATES WATER COMPANY
$200,000,000
COMMON SHARES
We have entered into an equity distribution agreement, dated February 27, 2024 (the “Equity Distribution Agreement”), with Wells Fargo Securities, LLC (“Wells Fargo”), Janney Montgomery Scott LLC (“JMS”), RBC Capital Markets, LLC (“RBC”), and Siebert Williams Shank & Co., LLC (“SWS”), as sales agents (each, a “Sales Agent” and together, the “Sales Agents”), relating to our common shares, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell our common shares having an aggregate offering price of up to $200,000,000 from time to time through or to our Sales Agents.
Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AWR.” The closing price of our common shares on February 26, 2024, as reported by the NYSE, was $72.04 per share.
Upon our delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents may sell our common shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific number or dollar amounts of securities but will use their commercially reasonable efforts on our behalf, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agents will be entitled to compensation at a fixed commission rate of 1.5% of the gross proceeds of each sale of our common shares. See “Plan of Distribution” on page S-15 for a description of compensation payable to the Sales Agents. In connection with the sale of our common shares on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our common shares involves risks. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Wells Fargo Securities	Janney Montgomery Scott	RBC Capital Markets	Siebert Williams Shank
The date of this prospectus supplement is February 27, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information regarding our securities. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein and any free writing prospectus we may authorize for use in connection with this offering, as well as the additional information described under “Where You Can Find Additional Information” on page S-17 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may, from time to time, issue and sell to the public the securities described in the accompanying prospectus, including the common shares, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the common shares and this offering.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus supplement, the accompanying prospectus, or in other offering material, if any. We have not, and the Sales Agents have not, authorized anyone to provide you with different information. We are not offering to sell our common shares in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of our common shares. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any distribution of our common shares pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus supplement or accompanying prospectus or in our affairs since the date of this prospectus supplement or the accompanying prospectus.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise specified, or the context otherwise requires, the references to “AWR,” “our company,” “the Company,” “us,” “we” and “our” refer to American States Water Company together with its subsidiaries. When we refer to “you”, we mean all purchasers of our common shares being offered by this prospectus supplement and the accompanying prospectus, whether they are the holders or only indirect owners of our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current views of our senior management with respect to future events and our financial performance. These statements include forward-looking statements with respect to our business and industry in general. Statements that include the words “expect,” “intend,” “believe,” “estimate,” “may,” “can,” “will,” “should,” “could,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.
Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:
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the impact of laws, regulations and policies of regulatory agencies or the U.S. government applicable to water, wastewater and electric utility operations;

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ability of our subsidiaries, Golden State Water Company, or GSWC, Bear Valley Electric Service, Inc., or BVES, to recover their respective costs through regulated rates, including increased costs associated with addressing climate change risks, such as drought and wildfires in California, costs incurred in connection with complying with water quality regulations, and increased costs of operation and maintenance due to inflation, supply chain disruptions and increases in interest rates, while facing an increase in customer rate increase opposition and possible reluctance from the California Public Utilities Commission (the “CPUC”) to pass all such costs to the customers;

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customer dissatisfaction due to rising rates needed to recover the costs of replacing aging infrastructure, address climate change risks, comply with water quality, renewable energy and greenhouse gas regulation;

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all of our contracts for providing services on military bases are provided to the U.S. government under long-term, fixed-price contracts subject to annual economic price adjustments;

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all contracts for providing services on military bases may be terminated or suspended at any time by the government;

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Our subsidiary, American States Utility Services, Inc., or ASUS, is subject to potential government audits or investigations of its business practices and compliance with government procurement statutes and regulations that could result in fines and penalties;

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GSWC and BVES are subject to potential audit and investigations by the CPUC for failure to comply with regulations applicable to public utilities, including failure to comply with state and federal water quality requirements, wildfire mitigation plans, renewable energy legislation, greenhouse gas regulations and other climate related regulations that could result in fines and penalties;

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we compete with other companies in bidding on providing utility services on military bases which involves estimating costs and potential profits that may not be realized;

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the impact of water quality and wastewater quality regulations on military bases;

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asset or business acquisitions may not yield the anticipated benefits;

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the impact of climate change and extreme weather events, including droughts, storms, high wind events, wildfires, flash flooding and other natural disasters, and the effects they could have on our operations;

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our assets at our regulated utilities are subject to condemnation by municipalities and other governmental subdivisions;

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increases in the costs of obtaining and complying with the terms of franchise agreements;

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damage to our reputation or adverse publicity may lead to increased regulatory oversight or sanctions;

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costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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our ability to control operation and maintenance costs within the amounts that have been approved in rates or estimated in our military base contracts;

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the outbreak of pandemics, such as COVID-19, and other events that may cause region-wide, statewide, nationwide or even global disruption, which could impact our businesses, operations, cash flows or financial results;

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the inherent risk of damage to private property and injury to employees and the general public involved in the generation, transmission and distribution of electricity, the handling of hazardous materials and equipment, and being in close proximity to public utility construction and maintenance operations;

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the impact of groundwater contamination and the increasing costs associated with treatment and mitigation;

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risks of incurring losses not covered by insurance or recoverable in rates;

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the adequacy of water supplies due to fluctuations of weather, climate change, and other uncontrollable factors;

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the impact that water conservation efforts may have on GSWC’s operations and costs incurred;

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changes in electricity and natural gas prices in California;

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failure to make accurate estimates about financing and accounting matters;

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changes in accounting, public utility, environmental and tax laws and regulations affecting our businesses;

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changes in fair value of investments and other assets;

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the performance of subcontractors engaged to assist us in the performance of contracted services on military bases;

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incomplete or delayed reimbursement from the U.S. government and delays in obtaining decisions from the CPUC on regulated public utility rates that can adversely impact our financial condition and liquidity;

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physical security of our critical assets, personnel and data critical to our business, employees, customers and vendors;

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cybersecurity incidents that could disrupt critical information technology systems, resulting in the loss of financial and other information critical for operations and the breach of confidential information of our customers, employees and vendors;

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our ability to attract, retain, train, motivate, develop, and transition key employees;

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the failure of our employees to maintain required certifications and licenses or to complete required compliance training;

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changes in interest rates and our ability to borrow funds and access bank and capital markets on reasonable terms;

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the impact of inflation and supply chain disruptions on our operational costs and costs of capital that may not be recovered in rates for our regulated utilities and through economic price adjustments for our military bases;

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results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, delays in receiving general rate case decisions from the CPUC, and general market and economic conditions;

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actions by credit rating agencies to downgrade AWR or GSWC’s credit ratings or to place those ratings on negative outlook;

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our ability to finance the significant capital expenditures required by our operations, which are increasing;

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volatility in the price of our common shares;

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declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans and other post-retirement benefit plans;

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our reliance on cash flow from our subsidiaries to meet our financial obligations and to pay dividends on our common shares;

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the geographic concentration of our operations in California; and

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other risks and uncertainties described from time to time in our filings with the SEC.

Although we believe that the expectations reflected in the forward-looking statements are reasonable based on our current knowledge of our business and operations, we cannot guarantee future results, levels of activity, performance or achievements. The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements, including those made in this prospectus supplement under the heading “Risk Factors” and those made under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in any free writing prospectus. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statements you read in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference reflect our views as of their respective dates and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements and you should carefully consider all of the factors identified in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference that could cause actual results to differ. Forward-looking statements speak only as of the date they are made and AWR expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate herein by reference. This summary is not complete and does not contain all the information you should consider before investing in our common shares pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-7 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other filings that we file with the SEC from time to time.
Our Company
We are the parent company of GSWC, BVES, American States Utility Services, Inc., or ASUS, and its wholly-owned subsidiaries (Fort Bliss Water Services Company, Terrapin Utility Services, Inc., Old Dominion Utility Services, Inc., Palmetto State Utility Services, Inc., Old North Utility Services, Inc., Emerald Coast Utility Services, Inc., Fort Riley Utility Services, Inc., Patuxent River Utility Services LLC, and Bay State Utility Services LLC). AWR, through its wholly owned subsidiaries, serves over one million people in ten states.
GSWC and BVES are both California public utilities. GSWC is engaged in the purchase, production, distribution and sale of water throughout California serving 264,093 customer connections as of December 31, 2023. BVES distributes electricity in several San Bernardino County mountain communities in California serving 24,777 customer connections as of December 31, 2023. The CPUC regulates GSWC’s and BVES’s businesses in matters including properties, rates, services, facilities, and transactions between GSWC, BVES, and their affiliates.
ASUS, through its wholly owned subsidiaries, operates, maintains and performs construction activities (including renewal and replacement capital work) on water and/or wastewater systems at various U.S. military bases pursuant to initial 50-year firm fixed-price contracts. These contracts are subject to annual economic price adjustments and modifications for changes in circumstances, changes in laws and regulations, and additions to the contract value for new construction of facilities at the military bases. ASUS may also, from time to time, perform construction services on military bases as a subcontractor or pursuant to task order agreements. The contract serving Joint Base Cape Cod, Massachusetts is currently the only task order agreement with the U.S. government. The task order agreement has a term of 15 years.
There is no direct regulatory oversight by the CPUC over AWR or the operations, rates or services provided by ASUS or any of its wholly owned subsidiaries.
Corporate Information
We were incorporated in California in 1998. Our principal executive office is located at 630 East Foothill Boulevard, San Dimas, California 91773, and our telephone number is (909) 394-3600. Our website address is www.aswater.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our common shares.

THE OFFERING
Issuer
American States Water Company
Securities offered by us
Common shares, no par value per share, having an aggregate offering price of up to $200,000,000.
Manner of offering
“At the market offering” that may be made from time to time through or to the Sales Agents. We will instruct only one Sales Agent to sell shares on any given trading day. If instructed by us to do so, and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares as instructed. See “Plan of Distribution” on page S-15.
Use of proceeds
We intend to use the net proceeds of the offering, after deducting Sales Agent commissions and our offering expenses, for general corporate purposes, including, without limitation, repayment of debt and equity contributions to our wholly owned subsidiaries. Please see “Use of Proceeds” on page S-10.
Dividend Policy
We have paid cash dividends on our common shares quarterly since our formation as a holding company in 1998. Prior to this, GSWC (previously known as Southern California Water Company) had paid dividends on its common shares since 1931. We intend to continue our practice of paying quarterly cash dividends. However, the payment, amount and timing of dividends are dependent upon future earnings, our financial requirements and those of our subsidiaries, contractual limitations and other factors considered relevant by the Board. We currently obtain funds to pay dividends on our common shares principally from dividends paid by our subsidiaries. ASUS and its subsidiaries are not subject to any contractual restrictions on their ability to pay dividends. GSWC and BVES have credit agreements that contain restrictions on their ability to declare and pay dividends under certain limited circumstances. Our ability to pay dividends to common shareholders and the ability of our subsidiaries to pay dividends are also generally subject to restrictions imposed by the laws of the state in which the subsidiary is incorporated.
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our common shares.
NYSE trading symbol
AWR
Transfer agent and registrar
Computershare Investor Services

RISK FACTORS
Investing in our securities involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including but not limited to the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, you should carefully consider the risks described below before making an investment decision with respect to the securities. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common shares. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common shares to decline, and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as a result of different factors, including the risks we face described below.
Risks Related to this Offering
We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.
We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, capital expenditures. We retain broad discretion over the use of the net proceeds from the sale of common shares and, accordingly, you will need to rely upon the judgment of our management with respect to the use of the proceeds, potentially with only limited information concerning our specific intentions. The proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.
A large number of shares available for future sale could adversely affect the market price of our common shares and may be dilutive to current shareholders.
The sales of a substantial number of our common shares, or the perception that such sales could occur, could adversely affect the price for our common shares. As of December 31, 2023, there were 60,000,000 authorized common shares, of which 36,980,612 shares were issued and outstanding. The number of common shares issued and outstanding as of December 31, 2023 does not include (i) 1,010,330 common shares reserved for issuance for current and future grants under our 2016 Stock Incentive Plan (the “2016 Plan”); (ii) 192,206 common shares reserved for future issuance under our 2003 Non-Employee Directors Stock Plan, as amended (the “2003 Plan”); (iii) 246,396 common shares reserved for future issuance under our 2023 Non-Employee Directors Stock Plan (the “2023 Plan”); (iv) 1,055,948 common shares reserved for future issuance under our Common Share Purchase and Dividend Reinvestment Plan (the “DRIP Plan”); and (v) 387,300 common shares reserved for future issuance under the GSWC Investment Incentive Program, as amended (the “401(k) Plan”).
At December 31, 2023, awards of 27,836 restricted stock units and 95,987 performance shares at maximum, including in each case, dividend equivalents on such awards, had been granted, but not yet vested. Every award of a restricted stock unit will reduce the reserves available for awards under the 2016 Plan by 2.45 common shares. As of December 31, 2023, the granted restricted stock units will reduce the number of shares available for future issuance by approximately 68,198 common shares. Awards of performance shares will also reduce the reserves available for future issuance by 2.45 common shares, with the number of common shares determined on the basis of actual performance. Assuming that performance shares granted as of December 31, 2023 are earned at the maximum level, reserves available for future issuance would be reduced by approximately 235,168 common shares. To the extent that performance conditions are not satisfied at the maximum level, reserves for future issuance will be higher based on the difference between the amount reserved for performance shares granted at the maximum level and the amount of reserves determined on the basis of actual performance.

The number of common shares actually issued pursuant to awards made under the 2016 Plan may be different than the amount of the awards as a result of the accrual of dividend equivalents on such awards, tax withholding, cash paid in lieu of issuance of fractional shares, forfeitures or cancellations for awards that do not vest and reductions in the amount to the extent that actual performance is less than the maximum. However, reserves available for future grants are still reduced by the amount reserved for grants made even though participants in the 2016 plan are not issued common shares for the full amount of the award due to tax withholding, payment of cash in lieu of the issuance of fractional shares or forfeiture or cancellation due to failure of any award to vest.
No additional grants may be made under the 2003 Plan, other than dividend equivalents on the outstanding awards under the 2003 Plan. There are two outstanding awards under the 2003 plan which will be payable to two directors upon their retirement from the Board. If both directors had retired at December 31, 2023, 22,491 common shares would have been issued to them, after taking into account the payment of cash in lieu of the issuance of fractional shares.
Since December 31, 2011, we have purchased common shares in the open market for the DRIP Plan and the 401(k) Plan rather than issuing additional common shares in an effort to prevent dilution. Notwithstanding the foregoing, our board of directors may authorize the issuance of additional authorized but unissued common shares at any time, including as equity awards pursuant to the DRIP Plan, the 401(k) Plan, the 2016 Plan and the 2023 Plan. In addition, we have filed a registration statement with the SEC, allowing us to offer, from time to time and at any time, an indeterminate amount of common shares, subject to market conditions and other factors. Accordingly, we may, from time to time and at any time, seek to offer and sell our equity securities, including sales of common shares through or to the Sales Agents in this offering, based upon market conditions and other factors.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common shares in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our equity securities, cannot be determined at this time. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.
Resales of our common shares in the public market by our shareholders during this offering may cause the market price of our common shares to fall.
We may issue common shares from time to time in connection with this offering. The issuance from time to time of these new common shares, or our ability to issue new common shares in this offering, could result in resales of our common shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common shares.
It is not possible to predict the aggregate proceeds resulting from sales made under the Equity Distribution Agreement.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Equity Distribution Agreement. The number of common shares that are sold through or to the Sales Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common shares during the sales period, any limits we may set with the Sales Agents in any applicable placement notice and the demand for our common shares. Because the price per share of each share of common shares sold pursuant to the Equity Distribution Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Equity Distribution Agreement, which may be significantly less than the $200,000,000 we are authorized to raise.
The common shares offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results.

We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to any restrictions we may place in any applicable placement notice delivered to the Sales Agents at any time throughout the term of the Equity Distribution Agreement, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.
We are generally not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The market price of our common shares could decline as a result of sales of common shares or securities that are convertible into or exchangeable for, or that represent the right to receive, common shares after this offering or the perception that such sales could occur.
The price of our common shares may be volatile.
The market price of our common shares has in the past, and may in the future, fluctuate substantially. The price of our common shares that will prevail in the market may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our common shares. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

USE OF PROCEEDS
We may issue and sell our common shares under this prospectus supplement and the accompanying prospectus having an aggregate offering price of up to $200,000,000 from time to time pursuant to the Equity Distribution Agreement. The amount of net proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any of our common shares under or fully utilize the Equity Distribution Agreement as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, repayment of debt and equity contributions to our wholly owned subsidiaries. We retain broad discretion over the use of the net proceeds from the sale of the common shares offered hereby.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common shares, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This discussion does not address any U.S. state, local or non-U.S. tax considerations, or any gift tax, Medicare tax on net investment income or alternative minimum tax consequences. In addition, this discussion does not address all tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to a Non-U.S. Holder that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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regulated investment companies and real estate investment trusts;

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tax-exempt entities;

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dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than 5% of our common shares;

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certain former citizens or long-term residents of the United States;

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persons who hold our common shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

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persons who do not hold our common shares as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

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persons deemed to sell our common shares under the constructive sale provisions of the Code;

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pension plans;

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persons required to accelerate the recognition of any item of gross income with respect to our common shares as a result of such income being included in an applicable financial statement;

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integral parts or controlled entities of foreign sovereigns;

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tax-qualified retirement plans;

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controlled foreign corporations;

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passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

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persons who hold or receive our common shares pursuant to the exercise of any employee stock option or otherwise as compensation.

If a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common shares and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of our common shares.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common shares arising under the U.S. federal estate or gift tax rules, any U.S. state, local or non-U.S. tax laws, or the application of any applicable tax treaty.
This discussion is for general information only and is not intended to be, and may not be construed as, tax advice. Accordingly, all prospective holders of our common shares should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common shares.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common shares that is not a “U.S. person,” a partnership, or an entity disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation or partnership (or other entity taxable as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions
If we make distributions on our common shares, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common shares, but not below zero. Any excess will be treated in the same manner as gain from the sale or disposition of our common shares and will be treated as described below under “Gain on Sale or Other Disposition of Common Shares.”
Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In order to claim a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) certifying its qualification for the reduced rate of withholding tax under an applicable income tax treaty. Such documentation must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the withholding tax described above. In order to obtain this exemption, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 (or a successor form) certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items, that are attributable to such dividends.
Gain on Sale or Other Disposition of Common Shares
Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of our common shares unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty so requires, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case such Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the sale or disposition at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise; furthermore, a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax described above;

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the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met, in which case such Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on the gain derived from the sale or disposition, which may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

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our common shares constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes. In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We have not made a determination of whether we are currently a USRPHC. Due to our significant ownership of U.S. real property interests, we may currently be a USRPHC, or may become a USRPHC in the future. However, even if we are or become a USRPHC, gain arising from the sale or other disposition of our common shares by a Non-U.S. Holder will not be subject to U.S. federal income tax by reason of such status as long as our common shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market and such Non-U.S. Holder does not, actually or constructively, hold more than 5% of our common shares at any time during the applicable period that is specified in the Code. If the foregoing exception does not apply, then if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the amount realized by a Non-U.S. Holder from a sale or disposition of our common shares and such Non-U.S. Holder generally will be subject to U.S. federal income tax on the gain derived from such sale or disposition at U.S. federal income tax rates applicable to U.S. persons.

Foreign Account Tax Compliance Act
Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common shares could be affected by this withholding if you are a non-U.S. entity that is subject to the FATCA information reporting requirements and you fail to comply with them, or if you hold common shares through a non-U.S. person (e.g., a foreign bank or broker) that is subject to such requirements and that fails to comply with them (even if payments to you would not otherwise have been subject to FATCA withholding). An intergovernmental agreement between the United States and the relevant non-U.S. jurisdiction may modify the FATCA information reporting requirements. While FATCA withholding would also have potentially applied to payments of gross proceeds from the sale or other disposition of our common shares, proposed Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Federal Estate Taxes
Our common shares held by an individual Non-U.S. Holder at the time of death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Backup Withholding and Information Reporting
Generally, withholding agents must file information returns annually with the IRS in connection with any distributions on our common shares paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. A similar report will be sent to the Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence.
Payments of dividends or of proceeds of the sale of common shares made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding at a current rate of 24% unless such Non-U.S. Holder establishes an exemption, for example by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that a holder is a U.S. person.
Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if  (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
Non-U.S. Holders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to them. Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common shares, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement with Wells Fargo, JMS, RBC, and SWS, under which we are permitted to offer and sell our common shares having an aggregate offering price of up to $200,000,000 through the Sales Agents acting as sales agent or directly to the Sales Agents acting as principal from time to time. The sales, if any, of common shares made under the Equity Distribution Agreement may be made by means of transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including block trades and sales made in ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
On any day on which our common shares are traded on the NYSE (each, a “trading day”), we may sell common shares through only one Sales Agent and we will instruct the applicable Sales Agent as to the time period during which sales are requested to be made, any limitation on the number of common shares that may be sold in any one day, any minimum price below which sales of common shares may not be made and any other parameters. Subject to the terms and conditions of the Equity Distribution Agreement, such Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on our behalf all of the designated common shares in accordance with such instruction. We or the Sales Agent through whom the sale of common shares is to be made as Sales Agent on any trading day may suspend the offering of common shares for any reason and at any time, upon notifying the other party. Our common shares are listed on the NYSE under the symbol “AWR.”
Sales through Sales Agents as our Sales Agents or to Sales Agents as Principals
If acting as sales agent, the applicable Sales Agent will provide to us written confirmation no later than the opening of trading on the NYSE on the trading day immediately following each trading day on which common shares are sold under the Equity Distribution Agreement. Each confirmation will include the number of common shares sold on that day, the aggregate gross sales proceeds of the common shares, the net proceeds to us (after deduction of any expenses payable by us and transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the aggregate compensation payable by us to such Sales Agent with respect to such sales. We will report, on a quarterly basis, the number of common shares sold by or through the Sales Agents during such quarterly fiscal period, the net proceeds received by us and the aggregate compensation paid by us to the Sales Agents with respect to such sales.
We will pay the Sales Agents an aggregate commission of 1.5% of the gross proceeds of the common shares sold in “at-the-market” transactions for their services in acting as sales agent and/or principal in the sale of our common shares. For any transaction that is not an “at-the-market” transaction, the fees payable to the agent or agents participating in such transaction will be as agreed to between us and such agent or agents. We have agreed to reimburse the Sales Agents for certain of their legal expenses in connection with the establishment and maintenance of the at-the-market program.
Settlement for sales of common shares will occur on the second business day that is also a trading day, or such earlier day as is industry practice for regular-way trading, following the trade date on which such sales are made, unless another date is agreed to in writing by us and the applicable Sales Agent.
The offering of common shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of  (1) the sale of all common shares subject to the Equity Distribution Agreement or (2) the termination of the Equity Distribution Agreement by us or by a Sales Agent, as to itself, which may occur for any reason, at any time, upon the giving of three days’ written notices to the other parties.
Under the terms of the Equity Distribution Agreement, we may also sell our common shares to each of the Sales Agents, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell our common shares to the Sales Agents as principal, we will enter into a separate written agreement with the applicable Sales Agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
In connection with the sale of the common shares on our behalf, the Sales Agents may be deemed “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act. As Sales Agents, none of Wells Fargo, JMS, RBC, or SWS will engage in any transaction that stabilizes our common shares.
We estimate that the total expenses of this offering payable by us, excluding commissions payable to the Sales Agents under the Equity Distribution Agreement, will be approximately $1,100,000. We have agreed to reimburse the Sales Agents for certain expenses in connection with this offering in the amount of up to $75,000.
Other Relationships
The Sales Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In particular, Wells Fargo and certain affiliates of Wells Fargo, as applicable, serve as joint lead arrangers, lenders or administrative agents with respect to the credit facilities of AWR and GSWC and certain affiliates of RBC serve as lenders with respect to the credit facilities of AWR and GSWC. In the event we use net proceeds from this offering to repay amounts under such credit facilities, the applicable Sales Agents would receive a proportional amount of such proceeds and would conduct the distribution of the common shares in accordance with Financial Industry Regulatory Authority Rule 5121.
In the ordinary course of their various business activities, the Sales Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
The validity of our common shares offered hereby will be passed upon for us by Winston & Strawn LLP, Los Angeles, California. Simpson Thacher & Bartlett LLP, Houston, Texas, is acting as counsel to the Sales Agents in connection with this offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to American States Water Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
American States Water Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including AWR, that file electronically with the SEC. The public can obtain any document that AWR files electronically with the SEC at www.sec.gov.
Our website address is located at www.aswater.com. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.
We have filed a shelf registration statement on Form S-3 under the Securities Act with the SEC to register the common shares offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement and, as permitted by SEC rules, do not contain all of the information set forth in that registration statement or the exhibits and schedules that are part of that registration statement. For further information with respect to us and our common shares, please refer to the registration statement and the exhibits and schedules filed with it.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically referenced below.
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

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Our Current Reports on Form 8-K filed with the SEC on February 9, 2024; and

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The description of our common shares contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 21, 2024.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus are delivered a copy of any or all of the documents incorporated by reference herein or therein (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773
Attn: Corporate Secretary
(909) 394-3600
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.aswater.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement.
Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS
AMERICAN STATES WATER COMPANY
Common Shares
We may offer and sell, at any time and from time to time, in one or more offerings, shares of our common shares.
This prospectus provides a general description of our common shares and the manner in which they may be offered. The specific prices and terms of our common shares to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest.
We may offer our common shares for sale to or through underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement for each offering of our common shares will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services.
Our common shares are listed on the New York Stock Exchange under the symbol “AWR.” On February 23, 2024, the last reported sales price of our common shares on the New York Stock Exchange was $72.18 per share.
Our principal executive office is located at 630 East Foothill Boulevard, San Dimas, California 91773, telephone number: (909) 394-3600.
Investing in our common shares involves risks. You should carefully read and consider the risk factors included in our reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of common shares and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” beginning on page 6 of this prospectus, in our other filings with the Securities and Exchange Commission and in any applicable prospectus supplement to read about factors you should consider before buying our common shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell our common shares in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of our common shares. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of our common shares pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell in one or more offerings from time to time an indeterminate amount of our common shares described in this prospectus.
This prospectus provides you with only a general description of our common shares that we may offer. It is not meant to be a complete description of our common shares. Each time we sell our common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of our common shares being offered. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein, and any other offering material (including any free writing prospectus) prepared by or on our behalf for a specific offering of our common shares, together with the additional information described in the section entitled “Where You Can Find More Information.” If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
Unless otherwise specified, or the context otherwise requires, the references to “AWR,” “our company,” “the Company,” “us,” “we” and “our” refer to American States Water Company together with its subsidiaries. When we refer to “you”, we mean all purchasers of our common shares being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current views of our senior management with respect to future events and our financial performance. These statements include forward-looking statements with respect to our business and industry in general. Statements that include the words “expect,” “intend,” “believe,” “estimate,” “may,” “can,” “will,” “should,” “could,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.
Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:
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the impact of laws, regulations and policies of regulatory agencies or the U.S. government applicable to water, wastewater and electric utility operations;

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ability of our subsidiaries, Golden State Water Company, or GSWC, Bear Valley Electric Service, Inc., or BVES, to recover their respective costs through regulated rates, including increased costs associated with addressing climate change risks, such as drought and wildfires in California, costs incurred in connection with complying with water quality regulations, and increased costs of operation and maintenance due to inflation, supply chain disruptions and increases in interest rates, while facing an increase in customer rate increase opposition and possible reluctance from the California Public Utilities Commission (the “CPUC”) to pass all such costs to the customers;

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customer dissatisfaction due to rising rates needed to recover the costs of replacing aging infrastructure, address climate change risks, comply with water quality, renewable energy and greenhouse gas regulation;

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all of our contracts for providing services on military bases are provided to the U.S. government under long-term, fixed-price contracts subject to annual economic price adjustments;

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all contracts for providing services on military bases may be terminated or suspended at any time by the government;

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Our subsidiary, American States Utility Services, Inc., or ASUS, is subject to potential government audits or investigations of its business practices and compliance with government procurement statutes and regulations that could result in fines and penalties;

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GSWC and BVES are subject to potential audit and investigations by the CPUC for failure to comply with regulations applicable to public utilities, including failure to comply with state and federal water quality requirements, wildfire mitigation plans, renewable energy legislation, greenhouse gas regulations and other climate related regulations that could result in fines and penalties;

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we compete with other companies in bidding on providing utility services on military bases which involves estimating costs and potential profits that may not be realized;

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the impact of water quality and wastewater quality regulations on military bases;

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asset or business acquisitions may not yield the anticipated benefits;

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the impact of climate change and extreme weather events, including droughts, storms, high wind events, wildfires, flash flooding and other natural disasters, and the effects they could have on our operations;

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our assets at our regulated utilities are subject to condemnation by municipalities and other governmental subdivisions;

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increases in the costs of obtaining and complying with the terms of franchise agreements;

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damage to our reputation or adverse publicity may lead to increased regulatory oversight or sanctions;

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costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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our ability to control operation and maintenance costs within the amounts that have been approved in rates or estimated in our military base contracts;

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the outbreak of pandemics, such as COVID-19, and other events that may cause region-wide, statewide, nationwide or even global disruption, which could impact our businesses, operations, cash flows or financial results;

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the inherent risk of damage to private property and injury to employees and the general public involved in the generation, transmission and distribution of electricity, the handling of hazardous materials and equipment, and being in close proximity to public utility construction and maintenance operations;

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the impact of groundwater contamination and the increasing costs associated with treatment and mitigation;

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risks of incurring losses not covered by insurance or recoverable in rates;

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the adequacy of water supplies due to fluctuations of weather, climate change, and other uncontrollable factors;

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the impact that water conservation efforts may have on GSWC’s operations and costs incurred;

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changes in electricity and natural gas prices in California;

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failure to make accurate estimates about financing and accounting matters;

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changes in accounting, public utility, environmental and tax laws and regulations affecting our businesses;

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changes in fair value of investments and other assets;

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the performance of subcontractors engaged to assist us in the performance of contracted services on military bases;

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incomplete or delayed reimbursement from the U.S. government and delays in obtaining decisions from the CPUC on regulated public utility rates that can adversely impact our financial condition and liquidity;

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physical security of our critical assets, personnel and data critical to our business, employees, customers and vendors;

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cybersecurity incidents that could disrupt critical information technology systems, resulting in the loss of financial and other information critical for operations and the breach of confidential information of our customers, employees and vendors;

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our ability to attract, retain, train, motivate, develop, and transition key employees;

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the failure of our employees to maintain required certifications and licenses or to complete required compliance training;

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changes in interest rates and our ability to borrow funds and access bank and capital markets on reasonable terms;

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the impact of inflation and supply chain disruptions on our operational costs and costs of capital that may not be recovered in rates for our regulated utilities and through economic price adjustments for our military bases;

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results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, delays in receiving general rate case decisions from the CPUC, and general market and economic conditions;

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actions by credit rating agencies to downgrade AWR or GSWC’s credit ratings or to place those ratings on negative outlook;

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our ability to finance the significant capital expenditures required by our operations, which are increasing;

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volatility in the price of our common shares;

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declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans and other post-retirement benefit plans;

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our reliance on cash flow from our subsidiaries to meet our financial obligations and to pay dividends on our common shares;

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the geographic concentration of our operations in California; and

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other risks and uncertainties described from time to time in our filings with the SEC.

Although we believe that the expectations reflected in the forward-looking statements are reasonable based on our current knowledge of our business and operations, we cannot guarantee future results, levels of activity, performance or achievements. The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements, including those made under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statements you read in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference reflect our views as of their respective dates and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements and you should carefully consider all of the factors identified in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference that could cause actual results to differ. Forward-looking statements speak only as of the date they are made and AWR expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

AMERICAN STATES WATER COMPANY
We are the parent company of GSWC, BVES, American States Utility Services, Inc., or ASUS, and its wholly-owned subsidiaries (Fort Bliss Water Services Company, Terrapin Utility Services, Inc., Old Dominion Utility Services, Inc., Palmetto State Utility Services, Inc., Old North Utility Services, Inc., Emerald Coast Utility Services, Inc., Fort Riley Utility Services, Inc., Patuxent River Utility Services LLC, and Bay State Utility Services LLC). AWR, through its wholly owned subsidiaries, serves over one million people in ten states.
GSWC and BVES are both California public utilities. GSWC is engaged in the purchase, production, distribution and sale of water throughout California serving 264,093 customer connections as of December 31, 2023. BVES distributes electricity in several San Bernardino County mountain communities in California serving 24,777 customer connections as of December 31, 2023. The CPUC regulates GSWC’s and BVES’s businesses in matters including properties, rates, services, facilities, and transactions between GSWC, BVES, and their affiliates.
ASUS, through its wholly owned subsidiaries, operates, maintains and performs construction activities (including renewal and replacement capital work) on water and/or wastewater systems at various U.S. military bases pursuant to initial 50-year firm fixed-price contracts. These contracts are subject to annual economic price adjustments and modifications for changes in circumstances, changes in laws and regulations, and additions to the contract value for new construction of facilities at the military bases. ASUS may also, from time to time, perform construction services on military bases as a subcontractor or pursuant to task order agreements. The contract serving Joint Base Cape Cod, Massachusetts is currently the only task order agreement with the U.S. government. The task order agreement has a term of 15 years.
There is no direct regulatory oversight by the CPUC over AWR or the operations, rates or services provided by ASUS or any of its wholly owned subsidiaries.
We were incorporated in California in 1998. Our principal executive office is located at 630 East Foothill Boulevard, San Dimas, California 91773, and our telephone number is (909) 394-3600. Our website address is www.aswater.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our common shares involves risks. Before you make a decision to buy our common shares, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our common shares could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of our common shares offered by us under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the California Corporations Code, our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”) and our Bylaws (our “Bylaws”). Copies of our Articles of Incorporation and Bylaws have been previously filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 60,000,000 common shares of which 36,988,764 shares were issued and outstanding as of February 20, 2024, and 150,000 preferred shares, none of which were issued and outstanding as of February 20, 2024. As of that same date, we had approximately 1,854 holders of record of our common shares. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associates, corporations, or the entities in security position listings maintained by depositories.
Common Shares
Dividends
Common shareholders are entitled to receive dividends as may be declared by the board of directors of AWR (the “Board”) out of funds legally available. Our Articles of Incorporation do not restrict our ability to pay dividends. However, certain of our agreements governing our indebtedness contain restrictions on our ability to declare and pay dividends under certain limited circumstances.
We currently obtain funds to pay dividends on our common shares principally from dividends paid by our subsidiaries. ASUS and its subsidiaries are not subject to any contractual restrictions on their ability to pay dividends. GSWC and BVES have credit agreements that contain restrictions on their ability to declare and pay dividends under certain limited circumstances. Our ability to pay dividends to common shareholders and the ability of our subsidiaries to pay dividends are also generally subject to restrictions imposed by the laws of the state in which the subsidiary is incorporated. Additional information on these restrictions can be found in AWR’s most recent Form 10-K or 10-Q filing with the SEC, which are incorporated herein by reference.
We have paid cash dividends on our common shares quarterly since our formation as a holding company in 1998. Prior to this, GSWC (previously known as Southern California Water Company) had paid dividends on its common shares since 1931. We intend to continue our practice of paying quarterly cash dividends. However, the payment, amount and timing of dividends are dependent upon future earnings, our financial requirements and those of our subsidiaries and other factors considered relevant by the Board.
Board of Directors
The Board is classified. Under the terms of our Bylaws, the authorized number of directors must be at least six but no more than 11. Under the terms of the Articles of Incorporation, if the authorized number of directors is less than nine and our common shares are listed on the New York Stock Exchange (the “NYSE”), the Board will be divided into two classes. If the authorized number of directors is nine or more and our common shares are listed on the NYSE, the Board will be classified into three classes. If our common shares cease to be listed on the NYSE, the Board will no longer be classified. The Board is currently divided into three classes. One class of directors is elected annually.
Each class of the Board must be approximately equal in size to the other classes. However, in the event that there is a change in the authorized number of directors, each continuing director will continue as a director of the class to which he or she is a member until the expiration of his or her term or his or her prior death, resignation or removal. All vacancies, except those resulting from a removal of a director, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Advance Notice Bylaws
In order for a shareholder to bring business before a shareholders’ meeting or nominate a director, the shareholder must give timely notice in proper written form to our secretary, be a record owner of our common shares at the time of giving such notice and otherwise comply with the procedures set forth in our Bylaws and the Securities Exchange Act of 1934 (“Exchange Act”). In order for a notice to be timely, it must be given not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year’s annual meeting if the notice is for an annual meeting. If the annual meeting date is changed by more than 30 days from the anniversary date of the annual meeting, a notice will be timely if received within ten days following the earlier of the date on which notice of the meeting was mailed to shareholders or public disclosure of the date of the annual meeting is made.
In addition, any shareholder bringing business before a shareholders’ meeting or nominating a director must be present or represented by a qualified representative at such meeting. A “qualified representative” is any duly authorized officer, manager or partner of a shareholder or any person authorized by a writing executed by such shareholder and delivered to us at least 48 hours prior to the shareholders’ meeting stating that such person is authorized to act on the shareholder’s behalf.
Voting Rights
Each common shareholder is entitled to one vote per share. Under California law and our Bylaws, common shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. No shareholder will be entitled to cumulate votes for any candidate or candidates unless such candidate or candidates’ names have been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The existence of a classified board along with cumulative voting may make it more difficult for a shareholder owning a significant amount of the Company’s common shares to effect a change in the majority of the board than would be the case if cumulative voting did not exist.
We may not take any of the following actions without the approval of a majority of the Continuing Directors or a vote of 66 2/3% of our outstanding shares:
(a)
Subject to clause (c) below, sell, convey, lease or otherwise dispose of all or substantially all of its assets, property, assets or business;

(b)
Approve the sale, conveyance, lease or other disposition by any subsidiary of all or substantially all of the assets, property or business of the subsidiary;

(c)
Sell transfer, convey or otherwise dispose of more than a majority of the outstanding capital stock of a subsidiary if such subsidiary holds 50% or more of our consolidated assets, other than to an entity the majority of the voting power of the capital stock or equity interest of which is owned and controlled by us;

(d)
Consolidate or merge with or into any other corporation or other business entity, except, if immediately after such consolidation or merger, our shareholders immediately prior to such consolidation or merger will own more than 60% of the voting power of the outstanding capital stock or other equity interests of the surviving entity; or

(e)
Approve the consolidation or merger of any subsidiary with or into any other corporation or business entity if such subsidiary holds assets accounting for 50% or more of our consolidated assets.

A “Continuing Director” means any member of the Board who is not an Acquiring Person or an affiliate or associate of an Acquiring Person or a representative of either of them and either was a member of the Board prior to the time any person became an Acquiring Person or, if the person became a member of the Board subsequent to the time any person became an Acquiring Person, such member’s nomination or renomination was recommended or approved by a majority of the Continuing Directors. An “Acquiring Person” is a person or entity who, either alone, or together with all associates and affiliates of such person or entity, is an owner of 20% or more of our common shares, unless such person or entity is an Exempt Person or such person or entity acquires 20% or more of our voting stock in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board. An “Exempt Person” is the Company, any majority owned subsidiary of AWR or any employee benefit or stock plan of AWR or any trust established or holding shares for such a plan.
Amendments to Articles of Incorporation and Bylaws
Under California law, except as otherwise provided in our Articles of Incorporation, an amendment may be approved to our Articles of Incorporation by a majority of our outstanding common shares entitled to vote and by the Board, and an amendment to the Bylaws may generally only be approved by either a majority of our outstanding common shares entitled to vote or by the Board. Under our Articles of Incorporation, amendments to the provisions of our Articles of Incorporation relating to the classification of directors, supermajority voting and acquisitions and dispositions of the type described above in the second paragraph under “Voting Rights” may only be approved by the Board and an affirmative vote of 66 2/3% of our outstanding shares. Except as expressly provided in the California Corporations Code, an amendment to our Bylaws relating to calling special meetings, proper business for shareholder meetings and number of directors may only be approved by a majority of the Board or 66 2/3% of our outstanding shares.
Other Matters
Special meetings of our shareholders may be called only by the Board, the chair of the Board, our chief executive officer or if there is no chief executive officer our president, or by the holders of shares entitled to cast at least ten percent of the votes at the meeting.
Subject to the preferential rights of any preferred shareholders, upon the liquidation, dissolution or winding up of AWR, we will ratably distribute our assets legally available for distribution to holders of our common shares. Common shareholders have no preemptive or other subscription or conversion rights and no liability for further calls upon their shares. The common shares are not subject to assessment.
None of our common shares are subject to any sinking fund provisions.
The common shares are listed on the NYSE under the symbol “AWR.” The transfer agent and registrar for AWR’s common shares is Computershare Investor Services.
Preferred Shares
Our Articles of Incorporation provide that preferred shares may be issued from time to time in one or more series. Our Board is authorized to issue such preferred shares in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series. The Board may determine any or all of the following:
•
the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•
the voting powers, if any, and whether such voting powers are full or limited in such series;

•
the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•
whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates, conditions and preferences of dividends on such series;

•
the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•
the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

•
the right, if any, to subscribe for or to purchase any securities of the Company;

•
the provisions, if any, of a sinking fund applicable to such series; and

•
any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

Pursuant to our Articles of Incorporation, our Board is able, without shareholder approval, to issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of our common shares and could have anti-takeover effects. The ability of our Board to issue preferred shares without shareholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management.
Anti-Takeover Provisions
Certain Provisions of State Law
Certain provisions of state law may delay or make more difficult acquisitions or changes in control of our company. Certain of these provisions are summarized below.
Under California law, generally, if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party” (an “Interested Party Proposal”), the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. If a tender offer or written proposal for a reorganization of a corporation or a sale of substantially all of its assets is made by any person other than the “interested party” at least 10 days prior to the date for acceptance of the Interested Party Proposal (a “Later Proposal”), the shareholders must be informed of the Later Proposal, forwarded any written material provided in connection with the Later Proposal, and be afforded a reasonable opportunity to withdraw any vote, consent, proxy, or tendered shares previously given before the vote or consent on the Interested Party Proposal becomes effective or the purchase of shares pursuant to the Interested Party Proposal becomes effective.
The term “interested party” means a person who is a party to the transaction and who:
•
directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•
is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•
is an entity in which a material financial interest is held by any director or executive officer.

In addition, it may be necessary for a person that acquires control, either directly or indirectly, of a public utility to obtain prior approval of the utility regulatory commissions in certain states that we operate in. A business combination involving the company may result in the acquisition of control of our public utility subsidiaries.
Certain Provisions of our Articles of Incorporation and Bylaws
Provisions of our Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control of us or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interest. Among other things, our Articles of Incorporation and Bylaws:
•
provide that all vacancies, except those resulting from a removal of a director, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the annual meeting and has complied with the other provisions of our advance notice bylaws;

•
provide cumulative voting rights in certain specified situations in connection with director elections, thereby preventing the holders of more than 50% of our common shares from electing all directors standing for election in such situations;

•
provide that, so long as our common shares are listed on the NYSE, the directors will be classified into two or three classes (depending on the number of directors) as nearly equal in number as possible, each holding office for a term expiring at the annual meeting of shareholders held in the second or third year (depending on the number of directors) following the year of their election;

•
provide that special meetings of our shareholders may be called only by the Board, the chairman of the Board, our chief executive officer, or by the holders of shares entitled to cast at least ten percent of the votes at the meeting;

•
provide that amendments to the provisions of our Articles of Incorporation relating to the classification of directors, supermajority voting and acquisitions and dispositions of the type described above in the second paragraph under “Voting Rights” may only be approved by the Board and an affirmative vote of 66 2/3% of our outstanding shares; and

•
provide that, except as expressly provided in the California Corporations Code, an amendment to the provisions of our Bylaws relating to calling special meetings, proper business for shareholder meetings and the number of directors may only be approved by a majority of the Board or 66 2/3% of our outstanding shares.

Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Investor Services.
Listing
Our common shares are listed on the NYSE under the symbol “AWR.”

PLAN OF DISTRIBUTION
We may sell our common shares offered by this prospectus in any one or more of the following ways from time to time:
•
directly to investors, including through a specific bidding, auction or other process;

•
to investors through agents;

•
directly to agents;

•
to or through brokers or dealers;

•
to the public through underwriting syndicates led by one or more managing underwriters;

•
to one or more underwriters acting alone for resale to investors or to the public;

•
through a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

We may also sell our common shares offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of our common shares and the proceeds to us from the sale;

•
any over-allotment options under which the underwriters may purchase additional common shares from us;

•
any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price; or

•
any discounts or concessions allowed or reallowed or paid to dealers.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with our common shares offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.
The distribution of our common shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.
In connection with the sale of our common shares, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of our common shares for whom they may act as agent. Underwriters may sell our common shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation paid to underwriters or agents in connection with the offering of our common shares, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of our common shares may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of our common shares may be deemed to be underwriting discounts and commissions under the Securities

Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.
In connection with an offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our common shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of our common shares while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased our common shares sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common shares. As a result, the price of our common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in our common shares in an offering in which they sell more common shares than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing our common shares in the open market.
Underwriters, dealers or agents that participate in the offer of our common shares, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to American States Water Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
The validity of our common shares offered hereby will be passed upon for us by Winston & Strawn LLP, Los Angeles, California. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
American States Water Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including AWR, that file electronically with the SEC. The public can obtain any document that AWR files electronically with the SEC at www.sec.gov.
Our website address is located at www.aswater.com. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 relating to our common shares. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically referenced below.
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

•
Our Current Reports on Form 8-K filed with the SEC on February 9, 2024; and

•
The description of our common shares contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 21, 2024.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773
Attn: Corporate Secretary
(909) 394-3600

AMERICAN STATES WATER COMPANY
$200,000,000
Common Shares

Wells Fargo Securities
Janney Montgomery Scott
RBC Capital Markets
Siebert Williams Shank

Prospectus Supplement

February 27, 2024